================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 19, 2005

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA             333-90272         56-1940918
   (State or other jurisdiction     (Commission       (IRS Employer
         of incorporation)         File Number)    Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 286-0747

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

================================================================================

                             INTRODUCTORY STATEMENT

This Current Report on Form 8-K/A amends and supplements Item 5.03 set forth the Current Report on Form 8-K filed by CompuPrint, Inc. (the "Company") on May 25, 2005.


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

(a)   Amendment of Articles of Incorporation

On May 9, 2005, the Company filed an Articles of Amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of common stock from 10,000,000 shares to 100,000,000 shares, and in connection with the increase in shares of common stock, to effect a forward split at a ratio of
4.36212 to 1. The record date for the forward split was May 26, 2005, with a payment date of May 31, 2005 and an ex-dividend date of June 1, 2005.

(b)   Change of Fiscal Year

On May 19, 2005, the Company entered into an Agreement and Plan of Reorganization with Terra Insight Corporation, a Delaware corporation, and the shareholders of Terra Insight Corporation. Pursuant to the reorganization agreement, the Company acquired the business of Terra Insight Corporation, together with its inactive subsidiary, Terra Resources, Inc., a Delaware corporation, in a transaction viewed as a reverse acquisition. Terra Insight Corporation used a fiscal year end of December 31. The Company will continue to use a fiscal year end of December 31.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMPUPRINT, INC.


Date: December 22, 2005             By: /s/ Roman Rozenberg
                                        ---------------------------------------
                                        Roman Rozenberg, Chief Executive Officer


                                        3